Exhibit 10.7

DIRECTOR COMPENSATION AGREEMENT

AGREEMENT, made          day of                      200  , between LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Company”), and                      (“                    ”).

RECITALS

                     has performed services for the Company, as a non-employee member of the Board of Directors of the Company and a member of the Company’s Executive Compensation Committee; and

The Company has agreed with                      on compensation for                     ’s services in the form of an annual director’s fee and per diem allowances for attendance at Board and Committee meetings; and

                     has asked to be given the opportunity to defer some or all of his compensation to a future date and the Company is willing to do so upon the terms and conditions hereinafter set forth.

IT IS THEREFORE AGREED:

1. The Company agrees to pay to                      compensation for his services as may be established from time to time by resolution of its Board of Directors. The current compensation schedule is set forth in Exhibit “A” to this Agreement.

2. At                     ’s written direction on Exhibit “B”, the Company shall (a) pay to the charitable organization(s) designated on Exhibit “B” such portions of                     ’s compensation as may be specified therein, and (b) contribute a matching amount on a dollar-for-dollar basis, not to exceed $5,000 annually, to such organization(s). The Company contribution shall be allocated among charitable organizations, if more than one is designated by                     , in the manner specified by                      in Exhibit “B” or, absent such specification, on a prorata basis. Company contributions shall be paid only to an organization to which a contribution is deductible for Federal corporate income tax purposes under §170 of the Internal Revenue Code of 1986, as amended.

3.                      shall have the right to elect to defer all or any part of the compensation which he will earn as a director and committee member to the Company during any calendar year by filing with the Company, prior to the commencement of each calendar year during which                      will render services to the Company, a written election to defer receipt of compensation for such services in the form attached as Exhibit “A.” Such election shall specify the services for which compensation is to be deferred. Such election shall apply to more than one calendar year unless revoked or modified, by written election filed with the Company, with respect to any calendar year which has not commenced at the time of filing thereof.

4. The Company shall establish a general ledger account, hereinafter referred to as the                      Deferred Compensation Account, and shall credit to such account, as the services are rendered, the amount of deferred compensation applicable to such services.

5. Unless invested in the Company’s Supplemental Executive Retirement Plan – Rabbi Trust (in which event the terms of that plan will govern the payment of earnings), at the end of each calendar year the Company will also credit to the                      Deferred Compensation Account

interest upon the average credit balance in such account during such year at the average rate of interest which the Company earned on its invested funds during such year. Interest so calculated shall also be credited to such account from the beginning of the last calendar year to the date of payment under paragraph 6 hereof.

6. The Company shall pay to                      or to his designated beneficiary in the event                      shall not then survive, the amount standing to his credit in the                      Deferred Compensation Account upon termination of                     ’s status as a director of the Company, whether by reason of his resignation from the Board of Directors or death.

7. The Board of Directors of the Company shall have the right at any time to pay to                      or his designated beneficiary any portion of the amount then credited to the                      Deferred Compensation Account upon a good faith determination by the Board of Directors that the payee is confronted by a need for financial assistance in meeting a real emergency or avoiding a substantial hardship beyond the payee’s control.

8. The Company shall be entitled, upon thirty (30) days’ prior written notice to                     , to terminate this Agreement as of the beginning of any calendar year, but such termination shall not affect                     ’s rights hereunder with respect to compensation earned or interest credited thereon prior to such termination.

9. The Company’s obligation to make payment to                      hereunder shall be unsecured and unfunded, and                     ’s right to payment shall be that of a general creditor of the Company.

10. Nothing herein contained shall constitute a grant to                      of a right to be employed by the Company in any capacity whatsoever.

11. This Agreement supersedes all prior agreements or understandings between the parties concerning the matters described herein.

12. The deferred compensation payable under this Agreement shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

LEE ENTERPRISES, INCORPORATED

By
, President